Therapeutic Solutions International Files Patent on Cytokine Modulation to Prevent Pregnancy Loss and Pre-Term Labor

Company Initiates Development of Intellectual Property Asset Purchased from OmniBiome, Inc.

OCEANSIDE, CA--(Marketwired – September 08, 2015) - Therapeutics Solutions International, Inc., (OTC Markets:TSOI) announced today the filing of a patent application covering novel means of modulating the immune system to prevent miscarriages and preterm labor.  The filed patent covers utility of vaccines and various agents to alter pathological conditions in which the maternal immune system induces a process of inflammation that culminates in placental alterations leading to either fetal loss or preterm labor. To the knowledge of the company, this is one of the only experimental approaches in development for addressing this unmet medical need.

“The intellectual property purchased from OmniBiome contains a plethora of innovative concepts and data that is ripe for commercialization.  The filing of this patent fits in nicely with the company’s efforts at developing and dominating the space of maternal-fetal immunology, an area that remains highly underserved” said Tim Dixon, President and CEO of TSOI.  “It is important to recognize that our work in the space of pregnancy immunology is complementary to our efforts in the area of cancer immunotherapy.  In pregnancy, you have a fetus that is genetically different than the mother, but it grows and thrives in the mother, this is because of a process called immunological tolerance.  Once this process breaks down, you have complications of pregnancy ranging from preterm labor to miscarriage.  In the case of pregnancy we seek to promote immunological tolerance.  In cancer, a similar situation occurs, the tumor “tricks” the immune system into not rejecting the cancer.  Our goal in cancer is to stop immunological tolerance so that the immune system kills the tumor.  Essentially the goal of our company is to develop commercially available products, both direct to consumer and also through the FDA regulatory pathway, which modulate the process of immunological tolerance.”

The current patent application covers modulation of some of the immunological pathways (eg IL-10, TGF-beta, PD-1) that TSOI independently identified to be associated with probiotic protection of pregnancy in mice prone to spontaneous abortions, which was the basis of the Company’s previously filed patent.

Tim Dixon, CEO concluded “Therapeutic Solutions International believes that through creation of multiple walls of patent applications covering the space of pregnancy immunology, it will possess sufficient freedom to operate in its product development, as well as generate possible licensing revenues from others seeking to enter the space”.

About Therapeutic Solutions International, Inc.

The Company's corporate website is www.therapeuticsolutionsint.com. Our new products can be viewed on www.projuvenol.com and products can be ordered at www.youcanordernow.com.

These Supplement products have not been evaluated by the United States Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any diseases.

Safe Harbor Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risk factors as set forth in our SEC filings. To the extent that statements in this press release are not strictly historical, including statements as to product launch timing, revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future collaboration agreements, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.

CONTACT INFORMATION

Therapeutic Solutions International, Inc.

ir@tsoimail.com